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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-57100) and Form S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated June 5, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington
July 26, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS